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                                                                 RULE 424(b)(3)
                                                             FILE NO. 333-08479
                                                      REPUBLIC INDUSTRIES, INC.




                    SUPPLEMENT NO. 1 DATED JANUARY 7, 1997
                    TO PROSPECTUS DATED DECEMBER 18, 1996



        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:


                               SHARES BENEFICIALLY      SHARES TO BE OFFERED
                                 OWNED PRIOR TO           FOR THE SELLING
SELLING STOCKHOLDER               THE OFFERING          STOCKHOLDER'S ACCOUNT
-------------------            -------------------      ---------------------


Frederick Warren Brokaw, III         26,230                    26,230

Johannes Willenpart Pledged
  Collateral Account                317,002                   317,002